Alexion Names Paul Clancy Chief Financial Officer

-- CFO with Proven Track Record in the Biopharmaceutical Industry --

NEW HAVEN, Conn.— June 13, 2017- Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced that Paul J. Clancy, a seasoned financial executive with 30 years of experience, will join the company on July 10, 2017 and will assume the role of Chief Financial Officer (CFO) effective July 31, 2017. For the past 16 years, Mr. Clancy has been employed by Biogen where he has served as CFO for the last ten years. Prior to Biogen, Mr. Clancy spent 13 years with PepsiCo in various executive positions. Mr. Clancy will succeed Dave Anderson, who will continue to serve as CFO until July 31, 2017. To ensure a smooth transition, Mr. Anderson will then become a Senior Advisor to the Chief Executive Officer and will remain with Alexion until the end of August.

“I couldn’t be more pleased to welcome Paul to Alexion,” said Ludwig Hantson, Chief Executive Officer of Alexion. “Paul is a world-class CFO who has distinguished himself in the biopharmaceutical industry. He brings deep experience and a proven track record of managing a global organization, executing successful financial and capital allocation strategies to deliver long-term shareholder value, and cultivating strong relationships with the investment community. He is an outstanding addition to our team and we look forward to his leadership, insights and partnership as we position Alexion for its next stage of growth.”

“I’ve worked in the biopharmaceutical industry for many years, and I have been consistently impressed with Alexion and the life-changing therapies the company has brought to patients with rare diseases,” said Mr. Clancy. “I’m very excited to join Alexion and look forward to working with the leadership team and leading the finance organization to build upon the company’s strong fundamentals and drive future growth and shareholder value.”

Dr. Hantson added, “Dave Anderson will work closely with Paul to ensure a smooth and seamless transition. We appreciate the valuable contributions that Dave has made during his tenure. We wish Dave all the best in his future endeavors.”

Brief Biography for Paul Clancy
Mr. Clancy most recently served as the Executive Vice President, Finance and Chief Financial Officer and a member of the Executive Committee of Biogen, where he led the financial performance of the company, delivering 16% average annual revenue growth and 25% average annual non-GAAP EPS growth over the past ten years. He joined Biogen in 2001 and was named Chief Financial Officer in 2007, having served in several other senior executive positions with the company, including Senior Vice President of Finance, Vice President of Business Planning, Vice President of Portfolio Management, and Vice President of U.S. Marketing. Prior to that, he spent 13 years at PepsiCo, serving in a range of finance, strategy and general management positions. Mr. Clancy serves on the Board of Directors of Agios Pharmaceuticals, Inc., a biopharmaceutical company and on the Board of Directors of Incyte Corporation, also a biopharmaceutical company. Mr. Clancy received his B.S. in Finance from Babson College and M.B.A. from Columbia University.

About Alexion
Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. In addition, Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). Alexion is advancing its rare disease pipeline with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including for example, risks related to potential disruptions to our business as a result of leadership changes, and a variety of other risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended March 31, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Alexion Contacts:

Media
Kim Diamond, 475-230-3775
Executive Director, Corporate Communications

Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations

Or

Catherine Hu, 475-230-3599
Director, Investor Relations

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